GRAUBARD MOLLEN & MILLER
                                600 Third Avenue
                         New York, New York 10016 - 2097



                                                     November 9, 2000



LRS Capital, Inc.
240 Richmond Street, West

Suite 201
Toronto, Ontario
Canada M5V 1V6


Gentlemen:

     Reference is made to the Registration Statement on Form SB-2 ("Registration Statement") filed by LRS Capital, Inc. ("Company") under the Securities Act of 1933, as amended (the "Act"), with respect to up to an aggregate of 8,000,000 shares of common stock, par value $.001 per share ("Common Stock"), to be offered by the Company.

     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

     Based on the foregoing, it is our opinion that:

     The Common Stock to be issued by the Company, when sold in the manner provided in the Registration Statement, will be legally issued, fully paid and nonassessable.

     In giving this opinion, we have assumed that all the certificates for the Company's shares of Common Stock, prior to their issuance, are duly executed on behalf of the Company by the Company's transfer agent and will conform, except as to denominations, to specimens which we have examined.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus




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LRS Capital, Inc.
November 9, 2000
Page 2


forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                                   Very truly yours,

                                                  /S/ GRAUBARD MOLLEN & MILLER